EXHIBIT 99.7


                                December 9, 2005


MTM Technologies, Inc.
850 Canal Street
Stamford, CT 06902
Attn:  General Counsel

     Re:  Rescission Rights
          -----------------

     Reference is hereby made to that certain Purchase Agreement (as amended, the "Purchase Agreement"), dated as of December 7, 2004, by and between MTM Technologies, Inc. ("MTM") and the undersigned (collectively, the "Investors").

     The Investors have been informed that the U.S. Securities and Exchange Commission, in its review of certain registration statements filed by MTM, has raised the question of whether the sale of all the securities that can be purchased and sold pursuant to the Purchase Agreement, specifically, MTM's Series A-4 Preferred Stock, warrants to purchase Series A-4 Preferred Stock, Series A-5 Preferred Stock and warrants to purchase Series A-5 Preferred Stock (collectively, the "Securities") should be considered as a single, integrated transaction under federal securities laws. The Investors understand that if the single, integrated transaction position described above were correct and if MTM were conducting the offer and sale of any part of the Securities as an unregistered transaction while it had on file a registration statement for the public resale of the underlying shares of such Securities, that such an occurrence could give rise to a right of the Investors to rescind their purchases of the Securities under federal securities laws.

     In light of the potential disclosure obligations of MTM in its filings under federal securities laws, and other negative consequences that could result from the Investors having or exercising such rescission rights under federal securities laws, the Investors hereby waive any and all such rescission rights. Notwithstanding the foregoing, such waiver shall not limit or modify the terms of the Purchase Agreement or any other document executed or delivered in connection therewith.

     This waiver shall become effective only upon execution by each Investor in the spaces provided below and shall be irrevocable once executed and delivered by each Investor to MTM.

                                      PEQUOT PRIVATE EQUITY FUND III, L.P.

                                      By:  Pequot Capital Management, Inc.,
                                           its Investment Manager

                                      By:  /s Aryeh Davis
                                           -------------------------------------
                                           Name:  Aryeh Davis
                                           Title: COO & General Counsel


                                      PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS
                                      III, L.P.

                                      By:  Pequot Capital Management, Inc.,
                                           its Investment Manager

                                      By:  /s/ Aryeh Davis
                                           -------------------------------------
                                           Name:  Aryeh Davis
                                           Title: COO & General Counsel


                                      CONSTELLATION VENTURE CAPITAL II, L.P.

                                      By:  Constellation Ventures Management II,
                                           LLC, its General Partner

                                      By:  /s/ Thomas Wasserman
                                           -------------------------------------
                                           Name:  Thomas Wasserman
                                           Title:


                                      CONSTELLATION VENTURE CAPITAL OFFSHORE II,
                                      L.P.

                                      By:  Constellation Ventures Management II,
                                           LLC, its General Partner

                                      By:  /s/ Thomas Wasserman
                                           -------------------------------------
                                           Name:  Thomas Wasserman
                                           Title:

                                      THE BSC EMPLOYEE FUND VI, L.P.

                                      By:  Constellation Ventures Management II,
                                           LLC, its General Partner

                                      By:  /s/ Thomas Wasserman
                                           -------------------------------------
                                           Name:  Thomas Wasserman
                                           Title:


                                      CVC II PARTNERS, LLC

                                      By:  The Bear Stearns Companies Inc.,
                                           its Managing Member

                                      By:  /s/ Thomas Wasserman
                                           -------------------------------------
                                           Name:  Thomas Wasserman
                                           Title: